Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Barry Rubens, Chief Executive Officer, and James Di Bartolo, Chief Financial Officer of Elauwit Connection, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2026 (the “Report”) and that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2026	/s/ Barry Rubens
Barry Rubens
Chief Executive Officer
(Principal Executive Officer)

Date: May 14, 2026	/s/ James Di Bartolo
James Di Bartolo
Chief Financial Officer
(Principal Financial Officer)

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.